SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                 Current report pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                          Date of event: July 27, 2001

                         Commission File Number 0-25416

                              Call-Solutions, Inc.
                 (Name of small business issuer in its charter)

California                                                            33-0563989
(State  of Incorporation)                   (I.R.S. Employer Identification No.)

555  Whitehall Street, Atlanta, Georgia                                    30303
(Address  of principal executive offices)                             (Zip Code)

                                 (404)  222-0760
              (Registrant's  telephone  number,  including  area  code)



ITEM  5.  Other  Events  and  Regulation  FD  Disclosure.


               In the course of due diligence, we have discovered information which management believes makes the acquisition of Sharpe Communications, LTD unfeasible at this time.

               Management has further determined during due diligence, that the current sales price is unsupported by the facts.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                 Call-Solutions,  Inc.

July  27,  2001                                  /s/  John Ballard
                                                 ---------------------------
                                                      John Ballard
                                                 Chief Financial Officer


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